EXHIBIT 10.7

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

Voting Proxy Agreement

by and between

Chongqing Difa Investment Management Limited Company

and

Haoji Xia,,Wanting Fei
As

The Shareholders of Chongqing Zhongbao Investment Group Limited Liability Company

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

VOTING PROXY AGREEMENT

This Voting Proxy Agreement (the “Agreement”) is executed by the following parties on the10 th day of NOV, 2010 in Chongqing, China.

Recitals:

WHEREAS, Chongqing Difa Investment Management Limited Company (the “Difa”) is a wholly foreign-owned limited liability company duly established and existing under the laws of the People’s Republic of China (hereinafter referred to as “China”, for the purposes of this Agreement, exclude Hong Kong, Macao and Taiwan,).

WHEREAS, Haoji Xia,,Wanting Fei(the “Entrusting Parties”) are the shareholders of the Chongqing Zhongbao Investment Group Limited Liability Company (“Zhongbao”) and collectively hold 100% of Zhongbao’s equity.

WHEREAS, the Entrusting Parties desire to entrust Difa to vote at shareholders’ meetings of Zhongbao and exercise all the Entrusting Parties’ voting rights on behalf of the Entrusting Parties’.

To clearly define the rights and obligations of the parties, the parties hereby agree as follows:

Article 1
Voting Rights

1.1 The Entrusting Parties hereby irrevocably entrust Difa to vote on their behalf at shareholders’ meetings of Zhongbao and exercise all their voting rights on the half of the shareholders of Zhongbao as granted to the shareholders by law and under the articles of association of Zhongbao. Difa shall exercise one hundred percent (100%) of the voting rights of Zhongbao which representes the total registered capital of Zhongbao. Such voting rights include but shall not be limited to the followings:

1.1.1 approving Zhongbao’s business policies and investment plans;

1.1.2 changing the number of members of the board of directors, electing and replacing any director of Zhongbao, and approving their remuneration;

1.1.3 electing and replacing any of Zhongbao’s supervisors and determining their remuneration;

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

1.1.4 approving any report prepared by the Board of Directors of Zhongbao;

1.1.5 approving any report prepared by the Board of Supervisors of Zhongbao;

1.1.6 approving the annual financial budget and final accounts of Zhongbao;

1.1.7 approving the annual operating plan and the annual business plan or major changes to the business operations of Zhongbao;

1.1.8 approving the profit distribution plan and loss makeup plan of Zhongbao;

1.1.9 approving any increase or decrease in the registered capital of Zhongbao;

1.1.10 approving the issuance of stock, stock options or warrants to the Entrusting Parties and related parties thereof;

1.1.11 approving the issuance by Zhongbao of company bonds;

1.1.12 approving the terms of any merger, separation, restructuring, termination, liquidation and dissolution of Zhongbao and the sale or exchange (whether in a tangible or intangible manner) of any assets of Zhongbao;

1.1.13 approving any modification to Zhongbao’s articles of association;

1.1.14 approving any changes to the nature of Zhongbao’s operations;

1.1.15 approving changes to equity rights, priorities and special rights of the shareholders of Zhongbao;

1.1.16 approving the establishment of any new class of share with priorities and special rights in preference to the common equity;

1.1.17 approving deciding whether Zhongbao shall borrow any loans or incur any debts from any third party;

1.1.18 approving (i) the acquisition by Zhongbao of any rights and/or interests in any other companies or (ii) the acquisition by any third party of any rights or interests in Zhongbao;

1.1.19 approving the sale, transfer or any other disposition of any assets or rights in Zhongbao, including but not limited to intellectual property rights, to any third party;

1.1.20 except for incentive agreements or plans of the equity or options of Zhongbao which concern no more than five percent (5%) of the registered capital of Zhongbao or the exercise of the priority right to be compensated by the Entrusting Parties ( the pre-emptive rights), approving the redemption or repurchase of any equity of Zhongbao with any assets thereof;

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

1.1.21 approving the grant of any security interest in any of Zhongbao’s assets (tangible or intangible), regardless of the purposes thereof;

1.1.22 approving the assignment of any agreement to any third party in which Zhongbao is a party thereto;

1.1.23 approving the provision of any loan to any person or company;

1.1.24 approving the payment more than RMB 10 million in any one-off payment or RMB 20 million in the aggregate in one year to any related companies or any other related parties;

1.1.25 approving the engagement of auditors for Zhongbao commencing with the company’s 2008 fiscal year;

1.1.26 approving the engagement, dismissal and the modification of the remuneration of the chairman of the board of directors, the general manager and the chief financial officer as well as the stock ownership plans and stock option plans for the management or employee;

1.1.27 any other matters which may affect Zhongbao’s rights, obligations, assets or operations.

1.2 Difa agrees to accept the power of attorney granted to it by the Entrusted Parties hereinabove in accordance with term 1.1 and exercise the voting rights entrusted to it thereby in accordance with the terms of this Agreement.

1.3 The Entrusting Parties hereby irrevocably authorize Difa to affix its corporate seal on behalf of the Entrusting Party to any and all legal documents related to the exercise of the rights enjoyed by the Entrusting Parties as shareholders of Zhongbao.

Article 2
Exercise of Voting Rights

2.1 In connection with any approvals given by Difa as a result of the exercise of the voting rights provided herein, Difa may, when it deems necessary, request the Entrusting Parties to execute relevant resolutions of Zhongbao’s shareholder meetings or any other similar documents.

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

2.2 Difa shall report to the Entrusting Parties regarding voting matters at times it deems appropriate.  Immediately after the expiration or termination of this Agreement, Difa shall submit a final report regarding voting matters to the Entrusting Parties.

Article 3
Term of Proxy

3.1 The term of the proxy hereunder shall be calculated from the date first written above and expire upon (i) the completion of the transfer of equity (as defined in term 7.2     ); or (ii) the termination of  this Agreement in accordance with term 7.5 (whichever is the earlier).

3.2  The Parties may adjust the term of the proxy granted hereunder at any time by written agreement between them.

Article 4
Compensation of Proxy

4.1 Difa agrees that the Entrusting Parties do not have any obligation to make any payment to Difa for the exercise any of the rights hereunder.

Article 5
Representations and Warranties

5.1 Each Party represents, undertakes and warrants to the other Party as follows:

5.1.1 Each Party possesses the appropriate qualifications and powers to execute this Agreement;

5.1.2 Each Party is competent to carry out its obligations under the Agreement; and

5.1.3 Each party’s obligation under this Agreement will not be in violation of or contrary to any legal documents which is binding on such Party.

5.2 Upon the execution of this Agreement, this Agreement shall constitute a binding obligation of each Party and shall be enforceable against each Party pursuant to the terms of this Agreement.

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

Article 6
Liability of Default

6.1 If the Entrusting Parties, directly or indirectly, violate any provision of this Agreement, or can not perform or fail to fully honor their obligations hereunder, shall violation or failure shall be deemed a breach of this Agreement, and Difa shall have the right to request  through written notification  that the Entrusting Parties correct the violation or non-performance and take full, timely and effective measures to eliminate the consequences of the above-mentioned non-compliance or violation and compensate Difa (as the case may be) for the losses incurred from such non-performance or breach.

6.2 In the event of a breach hereunder by the Entrusted Parties which in the reasonable opinion of Difa results in it no longer being feasible or fair for Difa to perform any of its obligations hereunder, Difa may be written notice to the Entrusting Parties suspend the performance of its obligations hereunder until the Entrusting Parties cease to be in breach of this Agreement and take timely and effective measures to eliminate the consequences of such breach and compensate Difa for the losses it suffers arising from such non-performance or breach.

6.3 The losses referred to in this article of Difa include all direct economic losses, any reasonably foreseeable indirect economic losses arising therefrom, as well as related costs, including but not limited to legal fees, litigation fees, arbitration fees and travel costs. Notwithstanding the foregoing If the amount of liquidation damages is provided elsewhere herein, such provisions shall prevail.

Article 7
Revision and termination

7.1 This Agreement shall become effective on the date first set forth above and terminate upon the expiration of the term of the voting proxy provided herein.

7.2 If the Entrusting Parties transfer their equity to Difa or any third party designated thereby before the expiry of the term of this Agreement, then upon the completion of such equity transfer, the Entrusting Parties shall no longer be bound this Agreement.

7.3 Subject to relevant provisions of this Agreement, the Entrusting Parties hereby irrevocably and permanently waive the right to terminate this Agreement.

7.4 This Agreement can be supplemented or modified by written agreement between the Parties. Any modification agreement and/or supplemental agreement hereto shall upon execution by the Parties hereto be binding on the Parties and form a part of this Agreement.

7.5 The Entrusting Parties agree that Difa is entitled to terminate this Agreement on 10 days written notice with or without reason and shall not be liable for a default. Notwithstanding the preceding provision, unless otherwise provided herein, without the prior written consent of Difa, the Entrusting Parties shall not be entitled to terminate this Agreement prior to the expiration of the term for any reason.

7.6 Any termination of the Agreement prior to the expiration of its term shall not affect any of the rights or obligations of either Party existing prior to the date of such termination.

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

Article 8
Governing Law and Dispute Resolution

8.1 The execution, effectiveness, performance and interpretation of this Agreement, as well as the settlement of any dispute arising hereunder shall be governed and construed by the laws of the People’s Republic of China.

8.2 In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall first try in good faith to resolve the dispute between themselves.  In the event that the Parties fail to resolve a dispute within sixty (60) days after one Party receives a notice to initiate such consultations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) in accordance with its then effective arbitration rules. The arbitration shall be administered in Beijing and the language used for the arbitration shall be Chinese. The arbitration award shall be final and binding on both Parties.

Article 9
Miscellaneous

9.1 The titles contained herein are for reference only and shall not affect the construction of any provision herein in any manner.

9.2 If any provision of this Agreement and application of the provisions of the law shall be illegal or unenforceable, the provision shall be deemed to be deleted from the Agreement, and null and void, but all other provisions of this Agreement shall remain valid and the provision deleted and shall be treated as not having been a part if the Agreement.  The Parties shall consult with each other and consent to a mutually acceptable, legitimate and effective provision to replace any provision so deleted.

9.3 No failure on the part of the Parties to exercise or delay in exercising, with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

9.4 This Agreement shall supersede all prior agreements whether oral or written between the parties hereto, unless otherwise agreed to between the Parties.  In the event of a discrepancy between any prior covenants of the Parties or any prior agreements entered into by the Parties and the terms of this Agreement, the terms of this Agreement shall prevail.

9.5 This Agreement shall benefit the respective successors and assigns of the Parties and be binding on the same.

9.6 This Agreement is made into 8 originals with each Party holding one original, the rest of which are kept with Party A as back-up documents.. Each original of the Agreement shall be equally binding.

9.7 This Agreement is written in both English and Chinese, and both versions shall have the same legal standing. Should any discrepancy arise between the two versions, the Chinese version shall prevail.

Signature page follows

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

IN WITNESSTH WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date first set forth above.

Chongqing Difa  Investment Management Limited Company

Legal representative or Authorized representative:

Signature：  ________________

Title：_____________________

Entrusting Parties：

Signature：________________